THIRD AMENDMENT TO THE
AMENDED AND RESTATED
2009 LINDE LONG TERM INCENTIVE PLAN
The Amended and Restated 2009 Linde Long Term Incentive Plan (the “Plan”) was previously adopted by the Board of Directors of Praxair, Inc. and was assumed by Linde plc as of October 31, 2018, in connection with the completion of the business combination between Praxair, Inc. and Linde AG. The Plan is hereby amended as follows, effective as of January 29, 2024:
1.     All references in the Plan to the “New York Stock Exchange Composite Transactions tape” are amended to refer to the “National Association of Securities Dealers Automated Quotations (NASDAQ) Tape.”

    March 21, 2024

    LINDE PLC

    By:___________________________
    Guillermo Bichara, Its
    Executive Vice President & Chief Legal Officer